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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion and/or incorporation by reference in the Report on Form 8-K of Verio Inc. dated January 11, 1999 of our report dated September 17, 1997 with respect to the balance sheet of Hiway Technologies, Inc. as of December 31, 1996 and the related statements of income, retained earnings and cash flows for the period from April 6, 1995 (date of inception) to December 31, 1995 and the year ended December 31, 1996, included in the Proxy Statement/Prospectus forming part of Verio Inc.'s Registration Statement on Form S-4 (File No. 333-67715).




                                        /s/DeMeo, Young, McGrath & Company, P.A.
                                        ----------------------------------------
                                        DeMeo, Young, McGrath & Company, P.A.


Fort Lauderdale, Florida

January 11, 1999